Exhibit 5.1

Abraxas Petroleum Corporation

18803 Meisner Drive

San Antonio, Texas 78258

Re:	Registration Statement on Form S-8 for the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended, and the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended.

Ladies and Gentlemen:

We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the “Registrant”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale of up to 1,109,607 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under (i) that certain Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (the “Employee Plan”), and (ii) that certain Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (the “Directors Plan,” together with the Employee Plan, the “Incentive Plans”), pursuant to amendments to the Incentive Plans (the “Incentive Plan Amendments”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Registrant, each as amended to the date hereof, the Registration Statement (including the Exhibits thereto), the Incentive Plan Amendments, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Registrant, and such other documents, certificates, and records as we have deemed necessary as a basis for the opinions set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Registrant, without further investigation as to the facts set forth therein. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.

We have assumed that: (i) at the time of issuance of any Shares, there will be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance; (ii) appropriate action will be taken to register and qualify the Shares for sale under all applicable state securities laws; (iii) the Shares to be sold are issued in accordance with the terms of the Incentive Plans; (iv) the Registrant receives the full consideration for the Shares as stated in the Incentive Plans; and (v) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Registrant’s Common Stock. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.

Based solely upon the foregoing, and subject to the qualifications, assumptions, and other statements set forth herein, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Incentive Plans, will be validly issued, fully paid, and nonassessable.

We express no opinion as to the law of any jurisdiction other than the general corporate laws of the State of Nevada. The reference and limitation to the “general corporate laws of the State of Nevada” includes the statutory provisions of Chapter 78 of the Nevada Revised Statutes and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC